As filed with the Securities and Exchange Commission on April 2, 2007.

Registration No. 333-119359

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM SB-2

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REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BROADCASTER, INC.

(Formerly known as International Microcomputer Software, Inc.)

(Name of Small Business Issuer in its charter)

California	7372	94-2862863
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Number)	Identification No.)

9201 Oakdale Avenue, Suite 200
Chatsworth, CA  91311

(818) 206-9274

(Address and Telephone Number of Principal Executive Offices)

Martin R. Wade, III
Chief Executive Officer
Broadcaster, Inc.
9201 Oakdale Avenue, Suite 200
Chatsworth, CA  91311

(818) 206-9274

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Kathryn Felice
General Counsel	Michael D. Harris
Broadcaster, Inc.	Harris Cramer LLP
9201 Oakdale Avenue, Suite 200	1555 Palm Beach Lakes Blvd., Suite 310
Chatsworth, CA 91311	West Palm Beach, FL 33401
(818) 206-9274	(561) 689-4441

Approximate Date of Commencement of Proposed Sale to the Public:  Not Applicable.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

This Post-Effective Amendment No. 1 to Form SB-2 shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

We are filing this Post−Effective Amendment No. 2 to our Registration Statement on Form SB-2 (File No. 333-119359), as amended (the "Registration Statement"), to deregister the securities remaining unsold under the Registration Statement. The offering contemplated by the Registration Statement has terminated by virtue of the expiration of our contractual obligations to maintain the effectiveness of the Registration Statement. Therefore, this Post−Effective Amendment No. 2 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post−Effective Amendment No. 2, all of the shares remaining unsold under the Registration Statement.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Post−Effective Amendment No. 2 to be signed on its behalf by the undersigned.

BROADCASTER, INC.
Chatsworth, California Dated: March 30, 2007

	By:	/s/ MARTIN R. WADE, III
Martin R. Wade, III
Chief Executive Officer (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ MARTIN R. WADE, III	Director	March 30, 2007
Martin R. Wade, III

/s/ BLAIR MILLS	Chief Financial Officer	March 30, 2007
Blair Mills	(Principal Financial and Accounting Officer)

	Chairman of the Board of Directors	March __, 2007
Bruce R. Galloway

/s/ RICHARD BERMAN	Director	March 30, 2007
Richard Berman

	Director	March __, 2007
Evan Binn

/s/ SEAN DESON	Director	March 30, 2007
Sean Deson

/s/ ROBERT S. FALCONE	Director	March 19, 2007
Robert S. Falcone

/s/ KATHRYN FELICE	Director	March 30, 2007
Kathryn Felice

	Director	March __, 2007
Donald Perlyn